As filed with the Securities and Exchange Commission on April 13, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-6169860
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS
Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary
CNA Financial Corporation
333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/ Proposed
Maximum Offering Price Per Unit/
Proposed
Maximum Aggregate Offering Price/
Title of Each Class of Securities to be Registered (1)(2)	Amount of Registration Fee (1)
Securities of CNA Financial Corporation:
Senior debt securities (3)(4)
Subordinated debt securities (3)(4)
Subordinated junior debt securities (3)(4)
Preferred stock, no par value (3)(4)
Depositary shares (3)(5)
Common stock, $2.50 par value per share (3)(4)
Warrants (6)
Purchase contracts (7)
Purchase units (8)
Preferred securities of CNA Financial Capital I
Preferred securities of CNA Financial Capital II
Preferred securities of CNA Financial Capital III
Guarantees of preferred securities of CNA Financial Capital I, CNA Financial Capital II and CNA Financial Capital III by CNA Financial Corporation (9)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities or that are issued in units or represented by depositary shares. In reliance on and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee.

(2)	The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table.

(3)	Senior debt securities, subordinated debt securities, subordinated junior debt securities, preferred stock, depositary shares and common stock, as may be issuable upon conversion or redemption, or upon the exercise of warrants registered under this registration statement, of senior debt securities, subordinated debt securities, subordinated junior debt securities, preferred stock or depositary shares, as the case may be, registered under this registration statement.

(4)	Senior debt securities, subordinated debt securities, subordinated junior debt securities and shares of preferred stock and common stock may also be issued by CNA Financial Corporation upon settlement of the purchase contracts or purchase units of CNA Financial Corporation.

(5)	Depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event CNA Financial Corporation elects to offer to the public fractional interests in shares of preferred stock registered under this registration statement, depositary receipts may be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(6)	Warrants may represent rights to purchase debt securities, preferred stock, common stock or depositary shares registered under this registration statement.

(7)	Purchase contracts may be issued separately or as purchase units.

(8)	Purchase units may consist of a purchase contract and any of the debt securities registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the applicable purchase contract securities under the purchase contract, and/or preferred securities issued by the CNA Capital Trusts, securing the holders’ obligations to purchase the applicable purchase contract securities under the purchase contract.

(9)	CNA Financial Corporation is also registering under this registration statement the guarantees and all other obligations that it may have with respect to preferred securities issued by CNA Financial Capital I, CNA Financial Capital II and CNA Financial Capital III. No separate consideration will be received for any guarantee or any other such obligations.

CNA Financial Corporation
Table of Additional Registrants

	State of	IRS Employer
Name	Formation	Identification No.
CNA Financial Capital I	Delaware	To be applied for.
CNA Financial Capital II	Delaware	To be applied for.
CNA Financial Capital III	Delaware	To be applied for.
     The address, including zip code, of the principal offices of the additional registrants listed above is: c/o CNA Financial Corporation, 333 South Wabash Avenue, Chicago, Illinois 60604 and the telephone number, including area code, of such additional registrants at that address is (312) 822-5000.

PROSPECTUS
CNA Financial Corporation
Senior Debt Securities
Subordinated Debt Securities
Subordinated Junior Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Purchase Units

CNA Financial Capital I
CNA Financial Capital II
CNA Financial Capital III
Preferred Securities fully and unconditionally
guaranteed, as described herein, by
CNA Financial Corporation

     This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to sell these securities without a supplement.
     We may offer, from time to time, the securities described in this prospectus separately or together in any combination. CNA Financial Capital I, CNA Financial Capital II and CNA Financial Capital III are Delaware statutory trusts which may offer from time to time preferred securities representing preferred undivided beneficial interests in the assets of the applicable trust.
     We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.
     Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol “CNA.”
     Investing in our securities or the securities of our trusts involves risks. See “Risk Factors” on page 3 of this prospectus.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 13, 2010.

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration process, we may, over time, offer and sell any combination of any series of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units and the CNA Capital Trusts may offer and sell the preferred securities described in this prospectus in one or more offerings. In this prospectus, we will refer to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, purchase units and preferred securities collectively as the “securities.” This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before purchasing any securities.
     You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to:
•	“CNAF,” “we,” “us,” “our” and similar references mean CNA Financial Corporation;

•	the “CNA Companies” and the “Company” mean CNA Financial Corporation and its subsidiaries; and

•	the “CNA Capital Trusts” mean CNA Financial Capital I, CNA Financial Capital II and CNA Financial Capital III and “CNA Capital Trust” means one of the CNA Capital Trusts.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website located at http://www.sec.gov and on the investor relations pages of our website located at http://www.cna.com. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room.
     Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the trading symbol “CNA.” You also can find copies of our SEC filings at the offices of these stock exchanges at the addresses listed below:
•	New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; and

•	Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60603.
     The SEC allows us to disclose certain information to you in this prospectus by referring you to documents previously filed with the SEC that include such information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).
•	Our Annual Report on Form 10-K for the year ended December 31, 2009; and

•	The description of our common stock contained in Amendment No. 2 to our Registration Statement on Form 8-A/A filed with the SEC on April 13, 2010 under Section 12(b) of the Securities Exchange Act of 1934.
     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Office of the General Counsel
CNA Financial Corporation
333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000

     We have not included, or incorporated by reference, separate financial statements of any of the CNA Capital Trusts. The CNA Capital Trusts have no operating history or independent operations. The limited purposes of the CNA Capital Trusts are to issue common and preferred securities and to use the proceeds to purchase junior subordinated debt securities from us. We own all of the common securities of the CNA Capital Trusts and will fully guarantee all of the obligations of the CNA Capital Trusts. Because of these factors, we do not believe that separate financial statements for the CNA Capital Trusts would be helpful to you in considering an investment in any of the securities offered pursuant to this prospectus.
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
THE CNA COMPANIES
     We are a global insurance organization serving businesses with a broad range of commercial property and casualty insurance products and insurance-related services. We serve a wide variety of customers, including small, medium and large businesses, associations, professionals, and groups with a broad range of insurance and risk management products and services. Our insurance products primarily include commercial property and casualty coverages. Our services include risk management, information services, warranty and claims administration. Our products and services are marketed through independent agents, brokers and managing general agents.
     In 2009, we wrote approximately $6.7 billion of annual net premiums. In 2008, we wrote approximately $7.1 billion of annual net premiums, making our organization the country’s seventh largest commercial insurance writer and the 13th largest property casualty insurance organization. Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The trading symbol for our common stock is “CNA.” As of March 31, 2010, Loews Corporation owned approximately 90% of our outstanding common stock.
     CNAF was incorporated as a Delaware corporation in 1967. Our principal subsidiaries are The Continental Corporation, incorporated in 1968, which is the holding company of Continental Casualty Company, incorporated in 1897. Principal subsidiaries of Continental Casualty Company are Continental Assurance Company, incorporated in 1911, and The Continental Insurance Company (CIC), incorporated in 1853. CIC became a subsidiary of ours in 1995 as a result of the acquisition of The Continental Corporation.
     The principal business of the CNA Companies is property and casualty insurance. Continental Casualty Company, The Continental Insurance Company and each of their property and casualty insurance affiliates generally conduct the property and casualty insurance operations of the CNA Companies. Our life and group insurance operations, which have either been sold or are being managed as a run-off operation, are conducted by Continental Casualty Company and Continental Assurance Company. The principal market for insurance products offered by the CNA Companies is the United States.
THE CNA CAPITAL TRUSTS
     Each CNA Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by us, as sponsor of the CNA Capital Trust, and a Delaware trustee for that CNA Capital Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement has been amended and restated in its entirety, and is filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement has been qualified as an indenture under the Trust Indenture Act of 1939. Each CNA Capital Trust exists for the exclusive purposes of (i) issuing its common and preferred securities, (ii) using the proceeds from the sale of its securities to acquire a series of junior debt securities that we issue, and (iii) engaging in other related activities.
     We will continue to maintain directly or indirectly 100% ownership of the common securities of each CNA Capital Trust, provided that certain successors which are permitted pursuant to the junior indenture may succeed to our ownership of the common securities. The common securities of a CNA Capital Trust rank equal to, and payments will be made thereon in the same proportion, as the preferred securities of such CNA Capital Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the indenture with respect to the junior debt securities, hereafter referred to as a “junior debt related event of default,” our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the preferred securities of such CNA Capital Trust.
     Unless otherwise specified in the applicable prospectus supplement, each CNA Capital Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable trust agreement. Each CNA Capital Trust’s business and affairs are conducted by its trustees, each appointed by us, as holder of the common securities. Unless otherwise specified in the applicable prospectus supplement, the trustees for each CNA Capital Trust will be The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), as the property trustee, BNY Mellon Trust of Delaware as successor in interest to Chase Bank USA, National Association, as the Delaware trustee, and two individual trustees, as the administrative trustees, who are employees or officers of or affiliated with the CNA Companies. The property trustee, the Delaware trustee and the administrative trustees are collectively referred to in this prospectus as the “issuer trustees.” The Bank of New York Mellon Trust Company, N.A., as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act of 1939. The Bank of New York Mellon Trust Company, N.A. will also act as trustee under the guarantees and the junior debt indenture. The holder of the common securities of a CNA Capital Trust, or the holders of a majority in liquidation amount of the related preferred securities if an event of default in respect of the trust agreement for such CNA Capital Trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such CNA Capital Trust. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in the holder of the common securities. The duties and obligations of each issuer trustee are governed by the applicable trust agreement. We will pay all fees and expenses related to each CNA Capital Trust and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each CNA Capital Trust.
     The principal executive office of each CNA Capital Trust is 333 South Wabash Avenue, Chicago, Illinois 60604, and the telephone number of each is (312) 822-5000.
FORWARD-LOOKING STATEMENTS
     This prospectus, the documents that we incorporate by reference in this prospectus and any related prospectus supplement may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. You should not rely solely on the forward-looking statements, which are qualified in their entirety by reference to, and are accompanied by, the important factors described in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein, including under the headings “Risk Factors” and “Forward-Looking Statements,” as updated by our other SEC filings filed after such Annual Report. You should consider all uncertainties and risks contained in or incorporated by reference into this prospectus and any related prospectus supplement. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement.
RISK FACTORS
     Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by other SEC filings filed after such report, as well as any risks described in any applicable prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.
USE OF PROCEEDS
     Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus will be added to our general funds and used for general corporate purposes which may include, but are not limited to, prepayment of other debt and capital contributions to our subsidiaries to support such subsidiaries’ operations. Each CNA Capital Trust will use all proceeds received from the sale of its securities to purchase our junior debt securities.
RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. The ratio of earnings to fixed charges is computed by dividing (1) the sum of income from continuing operations before income taxes and fixed charges less undistributed income from unconsolidated equity investees by (2) total fixed charges. For purposes of computing these ratios, fixed charges consist of interest expense, an estimated interest portion of rental expense and interest credited to policyholders.

	Year Ended December 31,
	2009	2008		2007	2006	2005
Ratio of earnings to fixed charges	3.1	(a	)	7.8	10.0	1.5
Ratio of earnings to fixed charges and preferred stock dividends	1.4	(b	)	7.8	7.0	(c	)

(a)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $116 million.

(b)	For the year ended December 31, 2008, earnings were insufficient to cover fixed charges and preferred dividends by $145 million.

(c)	For the year ended December 31, 2005, earnings were insufficient to cover fixed charges and preferred dividends by $1 million.
SECURITIES TO BE OFFERED
Securities to be offered
     The following types of securities may be offered and sold from time to time under this prospectus:
(1)	our senior debt securities;

(2)	our subordinated debt securities, which together with the senior debt securities, are collectively referred to in this prospectus as the “debt securities”;

(3)	our subordinated junior debt securities, which are referred to in this prospectus as the “junior debt securities”;

(4)	shares of our common stock, par value $2.50 per share;

(5)	shares of our preferred stock, no par value, which may be represented by depositary shares;

(6)	warrants to purchase our debt securities, junior debt securities, common stock, preferred stock or depositary shares;

(7)	purchase contracts to purchase any of our debt securities, junior debt securities, common stock, preferred stock, depositary shares, warrants or preferred securities of the CNA Capital Trusts, which are collectively referred to in this prospectus as the “purchase contract securities;” and

(8)	purchase units, each representing ownership of a purchase contract and any of (x) our debt securities or junior debt securities, (y) debt obligations of third parties, including treasury bonds and similar obligations of the United States and/or (z) preferred securities issued by the CNA Capital Trusts, securing the holder’s obligations to purchase the applicable purchase contract securities under the purchase contract.
     Any of the securities may be offered and sold in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and set forth in a prospectus supplement. The securities offered pursuant to this prospectus may be sold for U.S. dollars, foreign denominated currency or currency units. Similarly, the amounts payable by us as dividends, interest, principal or other distributions also may be payable in U.S. dollars, foreign denominated currency or currency units. Debt securities and junior debt securities may consist of debentures, notes or other evidences of indebtedness. We will describe all of these terms in the prospectus supplement relating to the applicable offering.
Securities to be offered through the CNA Capital Trusts
     Preferred securities may be offered and sold, from time to time, under each of the CNA Capital Trusts. We will guarantee the obligation of the CNA Capital Trusts to pay (i) periodic cash distributions, (ii) liquidation amounts and (iii) redemption payments with respect to the preferred securities. EACH GUARANTEE WILL BE AN IRREVOCABLE GUARANTEE BY US ON A SUBORDINATED BASIS THAT THE RELATED CNA CAPITAL TRUST WILL PAY ITS OBLIGATIONS UNDER ITS PREFERRED SECURITIES TO THE EXTENT THAT SUCH RELATED CNA CAPITAL TRUST HAS SUFFICIENT FUNDS TO MAKE SUCH PAYMENTS. THE GUARANTEE IS NOT A GUARANTEE OF COLLECTION FROM US. The guarantee is subordinate to all our indebtedness (including any debt securities which may be issued pursuant to this prospectus), except for (i) our indebtedness that is expressly made junior to or equal with such guarantee, (ii) non-recourse indebtedness, (iii) our indebtedness to any of the other CNA Companies or to any of our employees, (iv) our liabilities for taxes, (v) trade debt incurred in the ordinary course of business and (vi) junior debt securities. In connection with the investment of the proceeds from the offering of preferred securities, CNA Capital Trusts will purchase junior debt securities that we issue in one or more series. The junior debt securities purchased by a CNA Capital Trust may be subsequently distributed pro rata to the holder of preferred securities and common securities of that CNA Capital Trust under certain circumstances.
     You should read the summaries below of the securities offered pursuant to this prospectus, as well as the description of the particular securities in any applicable prospectus supplement.
DESCRIPTION OF THE DEBT SECURITIES
     The debt securities will consist of notes, debentures or other evidences of indebtedness. Debt securities may be issued from time to time in one or more series. The senior debt securities will be issued under an indenture, dated March 1, 1991, between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as trustee, as supplemented by a first supplemental indenture, dated as of October 15, 1993, and by a second supplemental indenture, dated as of December 15, 2004. The indenture, as supplemented, governing the senior debt securities is referred to in this prospectus as the “senior indenture.” The subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as trustee. The indenture governing the subordinated debt is referred to in this prospectus as the “subordinated indenture,” and the senior indenture and the subordinated indenture are sometimes referred to collectively as the “indentures” and individually as the “indenture.” The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under either or both of the indentures is referred to hereinafter as the “trustee.”
     Each of the indentures has been qualified under the Trust Indenture Act of 1939 and is subject to that Act. Copies of the senior indenture and the form of the subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the indentures and the debt securities. Because it is only a summary, it does not contain all of the details found in the full text of the debt securities and the indentures, including the definitions of certain terms used in the description of the debt securities in this prospectus, and other terms that are made a part of the indentures by the Trust Indenture Act of 1939.
     The indentures are substantially identical except for provisions relating to subordination. Any debt securities offered by this prospectus and any accompanying prospectus supplement are referred to herein as the “offered debt securities.”
General
     The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder and provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies. Offered debt securities may be sold at par, a premium or an original issue discount. Offered debt securities sold at an original issue discount may bear no interest or interest at a below market rate. The specific terms of a series of offered debt securities will be established in or pursuant to a resolution of our board of directors and/or in one or more supplemental indentures. Pursuant to the indentures, we can establish different rights with respect to each series of debt securities issued under the indentures.
     The applicable prospectus supplement may, to the extent applicable, provide information for the following terms of the offered debt securities to the extent such terms are applicable to such offered debt securities:
•	the title of such offered debt securities and the particular series thereof;

•	any limit on the aggregate principal amount of such offered debt securities;

•	whether such offered debt securities will be senior or subordinated;

•	whether such offered debt securities are to be issuable in registered form, referred to in this prospectus as “registered securities,” or bearer form, referred to in this prospectus as “bearer securities,” or both, whether any of such offered debt securities are to be issuable initially in temporary global form and whether any of such offered debt securities are to be issuable in permanent global form, all of which are referred to in this prospectus as “global securities”;

•	the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which such offered debt securities will be issued;

•	the date or dates on which such offered debt securities will mature;

•	the interest rate or rates per annum for the offered debt securities, or the formula by which such interest rate or rates shall be determined for the offered debt securities, the dates from which any such interest on the offered debt securities will accrue and the circumstances, if any, under which we may reset such interest rate or interest rate formula;

•	the interest payment dates on which any such interest on such offered debt securities will be payable, the regular record date for any interest payable on such offered debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which any interest payable on global securities on an interest payment date will be paid if other than in the manner described below under “Global Securities;”

•	the person to whom interest on any registered securities of such series will be payable, if other than the person in whose name such offered debt securities (or one or more predecessor offered debt securities) is registered at the close of business on the regular record date for such payment, and the manner in which, or the person to whom, any interest on any bearer securities of such series will be payable, if otherwise than upon presentation and surrender of the coupons thereto;

•	if other than the principal amount of such offered debt securities, the portion of the principal amount of such offered debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the applicable indenture as described below under “Payments and Paying Agents,” the principal of any interest on such offered debt securities will be payable and each office or agency where, subject to the terms of the applicable indenture as described below under “Denominations, Registration and Transfer,” such offered debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and the price or prices at which, such offered debt securities may be redeemed, pursuant to any optional or mandatory redemption provisions, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	the denominations in which such offered debt securities which are registered securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denomination in which such offered debt securities which are bearer securities will be issuable, if other than denominations of U.S. $5,000;

•	the currency or currencies of payment of principal of and any premium and interest on such offered debt securities;

•	any index used to determine the amount of payments of principal or any interest on such debt securities different from those described herein;

•	the application, if any, of any restrictive covenants or events of default that are in addition to or different from those described herein;

•	the form of such offered debt securities; and

•	any other terms and provisions of such offered debt securities not inconsistent with the terms and provisions of the applicable indenture including, without limitation, any restrictive covenants which may be applicable to us for the benefit of the holders of such offered debt securities.
     Any such prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to such offered debt securities. Offered debt securities of any series may be issued in one or more tranches as described in the applicable prospectus supplement.
     If the purchase price of any of the offered debt securities is payable in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of debt securities are payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be described in the applicable prospectus supplement.
Ranking and Subordination
Senior Debt Securities.
     The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2009, we had approximately $2.2 billion aggregate principal amount of indebtedness for borrowed money which would rank pari passu with the senior debt securities. The senior indenture does not limit the amount of debt, either secured or unsecured, that we may issue under the senior indenture or otherwise. In addition, our subsidiaries had approximately $120 million of indebtedness outstanding as of December 31, 2009.
Subordinated Debt Securities.
     Indebtedness evidenced by the subordinated debt securities will be subordinated in right of payment, as set forth in the subordinated indenture, to the prior payment in full of all our existing and future senior indebtedness. Senior indebtedness is defined in the subordinated indenture as the principal of and interest on (including any interest that accrues after or would have accrued but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law, regardless of whether such interest is allowed or permitted to the holder of such debt against our bankruptcy or any other insolvency estate in such proceeding) and other amounts due on or in connection with any debt incurred, assumed or guaranteed by us, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refunds of any such debt. Amounts outstanding under any senior debt securities will be included in senior indebtedness. Excluded from the definition of senior indebtedness are the following: (a) any debt which expressly provides (i) that such debt shall not be senior in right of payment to the subordinated debt securities, or (ii) that such debt shall be subordinated to any of our other debt, unless such debt expressly provides that such debt shall be senior in right of payment to the subordinated debt securities; and (b) any of our debt in respect of the subordinated debt securities. As of December 31, 2009, we had approximately $2.2 billion aggregate principal amount of indebtedness for borrowed money which would rank senior to the subordinated debt securities and no borrowings which would rank junior or equal with the subordinated debt securities.
     By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets: (i) the holders of subordinated debt securities will be required to pay over their share of such distribution to the holders of senior indebtedness until such senior indebtedness is paid in full; and (ii) the holders of junior debt securities may recover less, ratably, than holders of senior indebtedness and holders of subordinated debt securities.
     In the event that the subordinated debt securities are declared due and payable prior to their stated maturity by reason of the occurrence of an event of default, we are obligated to notify holders of senior indebtedness promptly of such acceleration. We may not pay the subordinated debt securities until 179 days have passed after such acceleration occurs and may thereafter pay the subordinated debt securities if the terms of the subordinated indenture otherwise permit payment at that time.
     No payment of the principal, issue price plus accrued original issue discount (if any), redemption price, interest, if any, or any other amount payable with respect to any subordinated debt securities may be made, nor may we acquire any subordinated debt securities except as described in the subordinated indenture, if any default with respect to senior indebtedness occurs and is continuing that permits the acceleration of the maturity of the senior indebtedness and either such default is the subject of judicial proceedings or we receive notice of the default, unless:
•	179 days pass after notice of the default is given and such default is not then the subject of judicial proceedings or the default with respect to the senior indebtedness is cured or waived; and

•	the terms of the subordinated indenture otherwise permit the payment or acquisition of the subordinated debt securities at that time.
Denominations, Registration and Transfer
     The offered debt securities will be issuable as registered securities, bearer securities or both. Offered debt securities may be issuable in the form of one or more global securities, as described below under “Global Securities.” Unless otherwise provided in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. Global securities will be issued in a denomination equal to the aggregate principal amount of outstanding offered debt securities represented by such global securities. The prospectus supplement relating to offered debt securities denominated in a foreign or composite currency will specify the denominations for these offered debt securities.

     In connection with its original issuance, no bearer securities shall be mailed or otherwise delivered to any location in the United States (as defined below under “Limitations on Issuance of Bearer Securities”) and bearer securities may be delivered in connection with their original issuance only if the person entitled to receive such bearer securities furnishes written certification, in the form required by the applicable indenture, to the effect that such bearer securities are not being acquired by or on behalf of a United States person (as defined below under “Limitations on Issuance of Bearer Securities”), or, if a beneficial interest in such bearer securities is being acquired by or on behalf of a United States person, that such United States person is a financial institution (as defined in Treasury Regulation Section 1.165 -12(c)(1)(v)) that is purchasing for its own account or for the account of a customer and which agrees to comply with the requirements of Section 1 65(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.
     Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if offered debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer securities surrendered in exchange for registered securities between a record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the registered securities issued in exchange for such bearer securities, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Except as provided in an applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities.
     Offered debt securities may be presented for exchange as provided above, and registered securities (other than global securities) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar we designate or at the office of any transfer agent we designate for such purpose with respect to any series of offered debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be made when the security registrar or such transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as the security registrar under the indentures. If a prospectus supplement refers to any transfer agent, in addition to the security registrar, we initially designate with respect to any series of offered debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts. Exceptions to the prior sentence will occur if offered debt securities of a series are issuable only as registered securities. We will be required to maintain a transfer agent in each place of payment for such series. Similarly, if offered debt securities of a series are issuable as bearer securities, then we will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of offered debt securities.
     In the event of any redemption, neither we nor the trustee shall be required to: (i) issue, register the transfer of or exchange offered debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of offered debt securities of that series selected to be redeemed and ending at the close of business (a) if offered debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and (b) if offered debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if offered debt securities of that series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered securities or portion thereof called for redemption, except the unredeemed portion of any registered securities being redeemed in part; or (iii) exchange any bearer securities called for redemption, except to exchange such bearer securities for registered securities of that series and like tenor which are immediately surrendered for redemption.
Payments and Paying Agents
     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any interest on registered securities (other than global securities) will be made at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.
     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable (subject to applicable laws and regulations) at the offices of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered securities are registered at the close of business on the regular record date for such interest payment.
     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable (subject to applicable laws and regulations) at the offices of such paying agent or paying agents outside the United States as we may designate from time to time, except that, at our option, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. No payment with respect to any bearer securities will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained in the United States. Payments will not be made in respect of bearer securities or coupons relating to those bearer securities pursuant to presentation to us or our paying agents within the United States. Notwithstanding the foregoing, payment of principal of and any interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and we have delivered to the trustee an opinion of counsel to that effect.
     Unless otherwise indicated in an applicable prospectus supplement, the principal office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to offered debt securities which are issuable solely as registered securities. Any paying agent outside the United States and any other paying agent in the United States that we initially designate for the offered debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if offered debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment of such series and, if offered debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in each place of payment for such series in the United States for payments with respect to any registered securities of such series (and for payments with respect to bearer securities of such series in the circumstances described above, but not otherwise), (ii) a paying agent in each place of payment located outside the United States where offered debt securities of such series and any coupons belonging thereto may be presented and surrendered for payment; provided that if the offered debt securities of such series are listed on The International Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for offered debt securities of such series, and (iii) a paying agent in each place of payment located outside the United States where (subject to applicable laws and regulations) registered securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us may be served.
     All monies we pay to a paying agent for the payment of principal of and any interest on any offered debt securities that remains unclaimed for at least two years after such principal, premium, if any, or interest has become due and the payable will be repaid, at our request, to us. After this repayment, the holder of such offered debt securities or any coupon relating thereto will look only to us for payment thereof.
Global Securities
     The offered debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual offered debt securities represented thereby, global securities may not be transferred except as a whole by the depositary for such global securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.
     The specific terms of the depositary arrangement with respect to a series of offered debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.
     Upon the issuance of global securities, the depositary for such global securities or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual offered debt securities represented by such global securities to the accounts of persons that have accounts with such depositary, who are referred to in this prospectus as “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to such offered debt securities or by us if such offered debt securities are offered and sold directly by us. Ownership of beneficial interests in global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interest in global securities.
     So long as the depositary for global securities or its nominee is the registered owner of such global securities, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the offered debt securities represented by such global securities for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in global securities will not be entitled to have any of the individual offered debt securities of the series represented by such global securities registered in their names, will not receive or be entitled to receive physical delivery of any such offered debt securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
     Payments of principal of and any premium and any interest on individual offered debt securities represented by global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global securities representing such offered debt securities. None of us, the trustee, any paying agent or the security registrar for such offered debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities for such offered debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depositary for a series of offered debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of permanent global securities representing any of such offered debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global securities for such offered debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

     If a depositary for a series of offered debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual offered debt securities of such series in exchange for the global securities representing such series of offered debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such offered debt securities, determine not to have any offered debt securities of such series represented by one or more global securities and, in such event, will issue individual offered debt securities of such series in exchange for the global securities representing such series of offered debt securities. Individual offered debt securities of such series so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples thereof.
Limitations on Issuance of Bearer Securities
     In compliance with United States federal tax laws and regulations, bearer securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to a United States person (each as defined below) other than to a qualifying foreign branch of a United States financial institution, and any underwriters, agents and dealers participating in the offering of offered debt securities must agree that they will not offer any bearer securities for sale or resale in the United States or to a United States person (other than to a qualifying foreign branch of a United States financial institution) or deliver bearer securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of bearer securities confirming that such purchaser represents that it is not a United States person or is a qualifying foreign branch of a United States financial institution and, if such person is a dealer, that it will send similar confirmations to purchasers from it. The term “qualifying foreign branch of a United States financial institution” means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution listed under Treasury Regulation Section 1.165-12(c)(1)(v) that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder.
     Bearer securities and any coupons relating thereto will bear a legend substantially to the following effect: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” Under Sections 165(j) and 1287(a) of the Internal Revenue Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on bearer securities and must treat as ordinary income, any gain realized on the sale or other disposition (including the receipt of principal) of bearer securities.
     The term “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, an estate or, for taxable years beginning before January 1, 1997, a trust the income of which is subject to United States federal income taxation regardless of its source or, for taxable years beginning after December 31, 1996, a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. The term “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).
Defeasance
     The indentures provide that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee for such series of debt securities in trust of money and/or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest, if any, on the debt securities of such series on the maturity of such payments in accordance with the terms of the applicable indenture and the debt securities of such series. Such a trust may only be established if, among other things, we have delivered to such trustee an opinion of counsel (who may be our counsel) to the effect that (i) holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the debt securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.
     The indentures provide that, if applicable, we may omit to comply with any additional restrictive covenants imposed on us in connection with the establishment of any series of debt securities and that clause (d) under “Events of Default” below with respect to such restrictive covenants and clause (e) under “Events of Default” shall not be deemed to be an event of default under the applicable indenture and the debt securities of any series, upon the deposit with the trustee under the applicable indenture, in trust of money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and each installment of interest, if any, on the debt securities of such series on the maturity of such payments in accordance with the terms of the applicable indenture and the debt securities of such series. Our obligations under the applicable indenture and debt securities of such series other than with respect to the covenants referred to above and the events of default other than the events of default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (who may be our counsel) to the effect that (i) the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and events of default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the debt securities of such series, if then listed on The New York Stock Exchange, will not be delisted as a result of such deposit and defeasance.
     In the event we exercise our option to omit compliance with certain covenants of an indenture with respect to the debt securities of any series as described above and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default described in clauses (d) or (e) under “Events of Default,” the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. However, we will remain liable for such payments.

     The term “U.S. government obligations” means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States or an agency thereof for the payment of which guarantee or obligation, the full faith and credit of the United States is pledged.
Modification of the Indentures
     The indentures contain provisions permitting us and the trustee, with the consent of the holders of a majority of the principal amount of the debt securities of each series then outstanding under such indenture, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, among other things, (i) extend the final maturity of any debt securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, impair the right to institute suit for payment thereof or reduce any amount payable upon any redemption thereof without the consent of the holder of the debt securities so affected, or (ii) reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all outstanding debt securities. Our board of directors does not have the power to waive any of the covenants of the indentures including those relating to consolidation, merger or sale of assets.
Events of Default
     An event of default with respect to any series of debt securities is defined in the indentures as being:
(a)	a default by us for 30 days in the payment of any installment of interest on the debt securities of such series;

(b)	a default by us in the payment of any principal on the debt securities of such series when due;

(c)	a default by us in the payment of any sinking fund installment with respect to such series of debt securities;

(d)	a default by us in the performance of any of the agreements in the applicable indenture contained therein for the benefit of the debt securities of such series which shall not have been remedied within a period of 60 days after receipt of written notice by us from the trustee for such series of debt securities or by us and such trustee from the holders of not less than 25% in principal amount of the offered debt securities of such series then outstanding;

(e)	with respect to any series of offered debt securities (unless otherwise specified in the accompanying prospectus supplement), the acceleration, or failure to pay at maturity, of any of our indebtedness for money borrowed exceeding $100,000,000 in principal amount, which acceleration is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to us as provided in the applicable indenture;

(f)	certain events with respect to our bankruptcy, insolvency or reorganization, with the occurrence of any such event being referred to in this prospectus as a “bankruptcy default;” or

(g)	any other event of default established in accordance with the applicable indenture with respect to any series of debt securities.
     No event of default (other than a bankruptcy default) with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.
     The indentures provide that if an event of default with respect to any series of debt securities shall have occurred and is continuing, either the trustee with respect to the debt securities of that series or the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series were sold at an original issue discount, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series and interest, if any, accrued thereon to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on debt securities of that series) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding.
     The indentures each contain a provision entitling the trustee with respect to any series of debt securities, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities of such series before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such debt securities. The indentures also provide that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series of debt securities, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series. The indentures each contain a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.
     No holder of any debt securities of any series will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under such indenture, unless (i) such holder previously shall have given the trustee for such series of debt securities written notice of an event of default with respect to debt securities of that series and (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and such trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any debt securities to receive payment of the principal of and any interest on such debt securities on or after the due dates expressed in such debt securities and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without consent of such holder.
Consolidation, Merger and Sale of Assets
     We covenant that we will not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person, unless (i) either we shall be the continuing corporation, or the successor corporation or the person which acquires by sale or conveyance substantially all of our assets (if other than us) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the applicable indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, and (ii) we or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenants or condition.
     Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction in which we are involved.
No Personal Liability
     No past, present or future director, officer, employee or stockholder, as such, of ours or any successor of ours shall have any liability for any of our obligations under the debt securities or the indentures or for any claims based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the debt securities.
The Trustee
     The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not the trustee provided it complies with the terms of the applicable indenture. The CNA Companies and the trustee may engage in normal and customary banking transactions from time to time.
DESCRIPTION OF JUNIOR DEBT SECURITIES
     The junior debt securities may be issued in one or more series under a junior subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A. as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), as trustee. The junior subordinated indenture is referred to in this prospectus as the “junior indenture” and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the junior indenture, is referred to in this prospectus as the “junior indenture trustee.” The junior indenture has been qualified under the Trust Indenture Act of 1939 and is subject to that Act. The form of the junior indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The following description summarizes the material terms of the junior indenture and the junior debt securities. Because it is only a summary, it does not contain all of the details found in the full text of the junior debt securities and the junior indenture, including the definitions of certain terms used in the description of the junior debt securities in this prospectus, and those terms made a part of the junior indenture by the Trust Indenture Act of 1939.
General
     The junior indenture does not limit the aggregate principal amount of junior debt securities that may be issued thereunder and provides that junior debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars, foreign currencies or units based on or related to foreign currencies. Junior debt securities may be sold at par, a premium or a discount. As of December 31, 2009, we had approximately $2.2 billion aggregate principal amount of indebtedness for borrowed money which would rank senior to the junior debt securities, and no such indebtedness which is equal or junior to the junior debt securities.
     The junior debt securities will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.
     The applicable prospectus supplement may, to the extent applicable, provide information for the following terms of the junior debt securities:
•	the title of the junior debt securities or series thereof;

•	any limit upon the aggregate principal amount of the junior debt securities;

•	the date or dates on which the principal of the junior debt securities is payable, referred to in this prospectus as the “stated maturity,” or the method of determination thereof;

•	the interest rate or rates, if any, for the junior debt securities, the dates on which any such interest shall be payable, our right, if any, to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date or the method by which any of the foregoing shall be determined;

•	the place or places where, subject to the terms of the junior indenture as described below under “Payment and Paying Agents,” the principal of and premium, if any, and interest on the junior debt securities will be payable and where, subject to the terms of the junior indenture as described below under “Denominations, Registration and Transfer,” the junior debt securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior debt securities and the junior indenture may be made, referred to in this prospectus as the “place of payment;”

•	our obligation or right, if any, to redeem, purchase or repay the junior debt securities and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the junior debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which any junior debt securities shall be issuable if other than denominations of $25 and any integral multiple thereof;

•	if other than in U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior debt securities shall be payable, or which the junior debt securities shall be denominated;

•	any additions, modifications or deletions in our events of default or covenants specified in the junior indenture with respect to the junior debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of junior debt securities that shall be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the junior indenture with respect to a series of junior debt securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior debt securities and the manner in which such amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global securities representing all of the junior debt securities of such series and the exchange of such temporary global securities for definitive junior debt securities of such series;

•	subject to the terms described below under “Global Junior Debt Securities,” whether the junior debt securities of the series shall be issued in whole or in part in the form of one or more global securities (which are referred to in this prospectus as “global junior debt securities”) and, in such case, the depositary for such global junior debt securities, which depositary shall be a clearing agency registered under the Securities Exchange Act of 1934;

•	the appointment of any paying agent or paying agents;

•	the terms and conditions of any obligation or right of ours or a holder to convert or exchange the junior debt securities into other securities;

•	the form of the trust agreement and guarantee agreement, if applicable;

•	the relative degree, if any, to which such junior debt securities of the series shall be senior to or be subordinated to our other series of such junior debt securities or our other indebtedness in right of payment, whether such other series of junior debt securities or other indebtedness are outstanding or not; and

•	any other terms of the junior debt securities not inconsistent with the provisions of the junior indenture.
     If the purchase price of any of the junior debt securities is payable in a foreign currency or currencies or foreign currency unit or units or if the principal, premium, if any, and interest on any junior debt securities are payable in a foreign currency or currencies or currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of junior debt securities and such foreign currency or currency units will be set forth in the applicable prospectus supplement.
Denominations, Registration and Transfer
     Unless otherwise specified in the applicable prospectus supplement, the junior debt securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior debt securities of any series will be exchangeable for other junior debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, and bearing the same terms.
     Junior debt securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent we designate for such purpose with respect to any series of junior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the junior indenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) we initially designate with respect to any series of junior debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of junior debt securities.
     In the event of any redemption, neither we nor the junior indenture trustee shall be required to (i) issue, register the transfer of or exchange junior debt securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior debt securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any junior debt securities so selected for redemption, except, in the case of any junior debt securities being redeemed in part, any portion thereof not to be redeemed.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of (and premium, if any) and any interest on junior debt securities will be made at the office of the junior indenture trustee in the City of New York or at the office of such paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option payment of any interest may be made (i) except in the case of global junior debt securities, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior debt securities will be made to the person in whose name such junior debt securities is registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for each series of junior debt securities.
     All monies we pay to the junior indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal, premium, if any, or interest on any junior debt securities that remains unclaimed for two years after such principal, premium, if any, or interest has become due and payable, at our request, will be repaid to us. After this repayment, the holder of such junior debt securities will look only to us for payment thereof.
Global Junior Debt Securities
     The junior debt securities of a series may be issued in whole or in part in the form of one or more global junior debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global junior debt securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual junior debt securities represented thereby, a global junior debt securities may not be transferred except as a whole by the depositary for such global junior debt securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.
     The specific terms of the depositary arrangement with respect to a series of junior debt securities will be described in the prospectus supplement relating to such series. We anticipate that the provisions described above under the subheading “Description of the Debt Securities” in the heading “Global Securities” will generally apply to depositary arrangements with respect to the junior debt securities, as if the junior debt securities were “debt securities” as discussed in that section.
Option to Extend Interest Payment Date
     If provided in the applicable prospectus supplement, we shall have the right at any time and from time to time during the term of any series of junior debt securities to defer payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, each such period referred to in this prospectus as an “extension period,” subject to the terms, conditions and covenants, if any, specified in such prospectus supplement; provided that such extension period may not extend beyond the stated maturity of such series of junior debt securities.
Redemption
     Unless otherwise indicated in the applicable prospectus supplement, junior debt securities will not be subject to any sinking fund.
     Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the junior debt securities of any series in whole at any time or in part from time to time. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior debt securities so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the principal amount thereof.
     Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) or an investment company event (as defined below) in respect of a series of junior debt securities shall occur and be continuing, we may, at our option, redeem such series of junior debt securities in whole (but not in part) at any time within 90 days of the occurrence of such tax event, or investment company event, at a redemption price equal to 100% of the principal amount of such junior debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     “Tax event” means, with respect to a CNA Capital Trust, our and that CNA Capital Trust’s receipt of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement, determination or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, determination or decision is announced on or after the date of original issuance of the applicable series of junior debt securities under the junior indenture, there is more than an insubstantial risk that (i) that such CNA Capital Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the applicable junior debt securities, (ii) interest payable by us on such series of junior debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes, or (iii) such CNA Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a minimal amount of taxes, duties or other government charges.
     “Investment company event” means our and a CNA Capital Trust’s receipt of an opinion of counsel, experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, that such CNA Capital Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the applicable series of junior debt securities.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such junior debt securities or portions thereof called for redemption.
Modification of Junior Indenture
     From time to time we and the junior indenture trustee may, without the consent of the holders of any series of junior debt securities, amend, waive or supplement the junior indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of junior debt securities or, in the case of junior debt securities issued to a CNA Capital Trust, referred to in this prospectus as “corresponding junior debt securities,” the holders of the preferred securities issued by such CNA Capital Trust, referred to in this prospectus as “related preferred securities,” so long as they remain outstanding) and qualifying, or maintaining the qualification of, the junior indenture under the Trust Indenture Act of 1939. The junior indenture contains provisions permitting us and the junior indenture trustee, with the consent of the holders of a majority in principal amount of each outstanding series of junior debt securities affected, to modify the junior indenture in a manner affecting the rights of the holders of such series of the junior debt securities; provided, that no such modification may, without the consent of the holder of each outstanding junior debt securities so affected, (i) change the stated maturity of any series of junior debt securities, or reduce the principal amount thereof, or reduce the rate (or change the manner of calculation of the rate) or extend the time of payment of interest thereon (except such extension as is contemplated hereby), (ii) change any of the redemption, conversion or exchange terms, (iii) reduce the percentage of principal amount of junior debt securities of any series, the holders of which are required to consent to any such modification of the junior indenture, (iv) modify the provisions relating to modifications, waivers of covenants or waivers of past default except under certain limited circumstances or (v) change any of the subordination provisions provided that, in the case of corresponding junior debt securities, so long as any of the related preferred securities remain outstanding, no such modification may be made without the prior consent of a majority in liquidation amount of such related preferred securities, or, in the case of the preceding provision, each holder of the related preferred securities, and no termination of the junior indenture may occur, and no waiver of any junior debt related event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of such related preferred securities unless and until the principal of the corresponding junior debt securities and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.
     In addition, we and the junior indenture trustee may execute, without the consent of any holder of junior debt securities, any supplemental junior indenture for the purpose of creating any new series of junior debt securities.
Junior Debt Related Events of Default
     The junior indenture provides that any one or more of the following described events with respect to a series of junior debt securities that has occurred and is continuing constitutes a “junior debt related event of default” with respect to such series of junior debt securities:
•	failure for 30 days to pay any interest on such series of the junior debt securities, when due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay any principal or premium on such series of junior debt securities when due whether at maturity, upon redemption by declaration or otherwise;

•	failure to observe or perform in any material respect certain other covenants contained in the junior indenture for 90 days after written notice to us from the junior indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of such series of outstanding junior debt securities; or

•	certain events with respect to our bankruptcy, insolvency or reorganization.
     The holders of a majority in aggregate outstanding principal amount of such series of junior debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior indenture trustee. The junior indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of junior debt securities may declare the principal due and payable immediately upon a junior debt related event of default. In the case of corresponding junior debt securities, should the junior indenture trustee fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the related preferred securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of junior debt securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of junior debt securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior indenture trustee. In the case of corresponding junior debt securities, the holders of a majority in aggregate liquidation amount of the related preferred securities shall have such right.
     The holders of a majority in aggregate outstanding principal amount of the junior debt securities affected thereby may, on behalf of the holders of all the junior debt securities, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the junior indenture trustee) or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each of the outstanding junior subordinated debt securities. In the case of corresponding junior debt securities, the holders of a majority in aggregate liquidation amount of the related preferred securities shall have such right. We are required to file annually with the junior indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.
     In case a junior debt related event of default shall occur and be continuing as to a series of corresponding junior debt securities, the property trustee will have the right to declare the principal of and the interest on such corresponding junior debt securities, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to such corresponding junior debt securities.
Enforcement of Certain Rights by Holders of Preferred Securities
     If a junior debt related event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the related junior debt securities on the date such interest or principal is otherwise payable, a holder of related preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal and premium, if any, of or interest on such related junior debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. Any such legal proceeding is referred to in this prospectus as a “direct action.” We may not amend the junior indenture to remove this right to bring a direct action without the consent of all holders of the related preferred securities. If such right is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934. We shall have the right under the junior indenture to set-off any payment we make to such holder of preferred securities in connection with a direct action.
     The holders of the preferred securities would not be able to exercise directly any remedies other than those described in the preceding paragraph available to the holders of the junior debt securities unless there shall have been an event of default under the trust agreement.
Consolidation, Merger, Sale of Assets and Other Transactions
     The junior indenture provides that we shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless: (i) in case we consolidate with or merge into another person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes our obligations on the junior debt securities issued under the junior indenture; (ii) immediately after giving effect thereto, no junior debt related event of default, and no event which, after notice or lapse of time or both, would become a junior debt related event of default, shall have happened and be continuing; (iii) in the case of corresponding junior debt securities, such transaction is permitted under the related trust agreement and guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee; and (iv) delivery of appropriate officers certificates and opinions of counsel satisfy the above listed conditions.
     Other than the covenants described above, or as set forth in any accompanying prospectus supplement, the junior indenture and the junior debt securities do not contain any covenants or other provisions designed to afford holders of the junior debt securities protection in the event of a takeover, recapitalization or highly leveraged transaction in which we are involved.
Satisfaction and Discharge
     The junior indenture provides that when, among other things, all junior debt securities not previously delivered to the junior indenture trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year, and we deposit or cause to be deposited with the junior indenture trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior debt securities are payable sufficient to pay and discharge the entire indebtedness on the junior debt securities not previously delivered to the junior indenture trustee for cancellation, for the principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.
Conversion or Exchange
     If and to the extent indicated in the applicable prospectus supplement, the junior debt securities of any series may be convertible or exchangeable into preferred securities or other securities. The specific terms on which junior debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of preferred securities or other securities to be received by the holders of junior debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.
Subordination
     In the junior indenture, we have agreed that any junior debt securities issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any proceedings with respect to our insolvency or bankruptcy, the holders of senior debt will be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on such senior debt before the holders of junior debt securities or, in the case of corresponding junior debt securities, the property trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the junior debt securities.
     In the event of the acceleration of the maturity of any junior debt securities, the holders of all senior debt outstanding at the time of such acceleration will be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of junior debt securities will be entitled to receive or retain any payment in respect of the principal of, or premium, if any, or interest, if any, on the junior debt securities.
     No payments on account of principal, or premium, if any, or interest, if any, in respect of the junior debt securities may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt, or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.
     “Debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:
•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person;

•	all our indebtedness, whether incurred on or prior to the date of the junior indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, futures contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.
     “Senior debt” means the principal of (and premium, if any) and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior indenture or thereafter incurred (including, without limitation, debt incurred pursuant to the senior indenture and the subordinated indenture), unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior debt securities or to other debt which is pari passu with, or subordinated to, the junior debt securities; provided, however, that senior debt shall not be deemed to include:
•	any of our debt which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to us;

•	any of our debt to any of our subsidiaries;

•	debt to any of our employees;

•	any liability for taxes;

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services; and

•	any other junior debt securities.
     The junior indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior debt securities, may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.
Information concerning the Junior Indenture Trustee
     The junior indenture trustee, other than during the continuance of a junior debt related event of default, undertakes to perform only such duties as are specifically set forth in the junior indenture, and in the event an event of default has occurred and is continuing, exercise the same degree of care and skill in the exercise of its rights and powers as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The junior indenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior debt securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The junior indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The junior indenture trustee in its individual or any other capacity may become the owner or pledgee of junior debt securities or related preferred securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not the junior indenture trustee provided it complies with the terms of the junior indenture. The CNA Companies and the junior indenture trustee may engage in normal and customary banking transactions from time to time.
Corresponding Junior Debt Securities
     The corresponding junior debt securities may be issued in one or more series of junior debt securities under the junior indenture with terms corresponding to the terms of a series of related preferred securities. In that event, concurrently with the issuance of the applicable CNA Capital Trust’s preferred securities, such CNA Capital Trust will invest the proceeds thereof and the consideration paid by us for the common securities in a series of corresponding junior debt securities we issue to such CNA Capital Trust. Each series of corresponding junior debt securities will be in the principal amount equal to the aggregate liquidation amount of the related preferred securities and the common securities of such CNA Capital Trust and will rank pari passu with all other series of junior debt securities. Holders of the related preferred securities for a series of corresponding junior debt securities will have the rights in connection with modifications to the junior indenture or upon occurrence of junior debt securities events of default described above under the subheadings “Modification of Junior Indenture” and “Junior Debt Related Events of Default,” unless provided otherwise in the prospectus supplement for such related preferred securities.
     We will covenant in the junior indenture as to each series of corresponding junior debt securities, that if and so long as (i) the CNA Capital Trust of the related series of trust securities is the holder of all such corresponding junior debt securities and (ii) a tax event in respect of such CNA Capital Trust has occurred and is continuing, we will pay to such CNA Capital Trust the applicable additional sums (as defined below under the subheading “Redemption or Exchange” in the heading “Description of Preferred Securities”). We will also agree, as to each series of corresponding junior debt securities:
•	to maintain directly or indirectly 100% ownership of the common securities of the CNA Capital Trust to which corresponding junior debt securities have been issued, provided that certain successors which are permitted pursuant to the junior indenture may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate any CNA Capital Trust, except in connection with (a) a distribution of corresponding junior debt securities to the holders of the preferred securities in liquidation of such CNA Capital Trust, (b) the redemption of preferred securities or (c) certain mergers, consolidations or amalgamations, in each case as permitted by the related trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause (a) such CNA Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes or (b) each holder of preferred securities to be treated as owning an undivided beneficial interest in the securities.
No Personal Liability
     No past, present or future director, officer, employee or stockholder, as such, of ours or any successor of ours shall have any liability for any of our obligations under the junior debt securities or the junior indenture or for any claims based on, in respect of, or by reason of, such obligations or their creation. Each holder of junior debt securities by accepting such junior debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the junior debt securities.
DESCRIPTION OF COMMON STOCK
     We are authorized to issue 500 million shares of common stock. As of December 31, 2009, approximately 273.0 million shares of common stock were issued and approximately 269.0 million shares were outstanding. The common stock has a par value of $2.50 per share. As of March 31, 2010, Loews Corporation owned approximately 90% of our outstanding common stock.
     The following summary description of the terms of the common stock sets forth certain general terms and provisions of the common stock. This description is qualified in its entirety by reference to our certificate of incorporation, as amended, and our by-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.
Dividends

     Subject to the rights of the holders of preferred stock, holders of common stock are entitled to receive dividends and other distributions in cash, stock or our property, when, as and if declared by our board of directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends and distributions.
Voting Rights
     At every meeting of stockholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights of the holders of preferred stock and as otherwise required by Delaware law, any action submitted to stockholders (other than the election of directors) is approved, if approved by a majority of the stock having voting power present at a meeting at which there is a quorum. A quorum generally requires the presence, in person or proxy, of the holders of a majority of the stock issued and outstanding. Delaware law requires that the holders of a majority of the issued and outstanding shares of stock, eligible to vote thereon, approve (i) amendments to the certificate of incorporation, (ii) most mergers and consolidations and (iii) sale of all or substantially all of our assets.
Liquidation Rights
     In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.
Miscellaneous
     The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock is not subject to redemption.
     The transfer agent and registrar with respect to our common stock is Wells Fargo Bank, N.A. Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. The trading symbol for our common stock is “CNA.”
DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue up to 12.5 million shares of preferred stock, without par value, in one or more series. As of December 31, 2009, 10,000 shares of our preferred stock were outstanding, with a stated value of $100 thousand per share. All shares of preferred stock, irrespective of series, constitute one and the same class. The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. Certain terms of any series of preferred stock offered by the prospectus supplement will be described in the prospectus supplement relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
     Except as set forth in the applicable prospectus supplement, the following summary description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock. This description is qualified in its entirety by reference to our certificate of incorporation and by-laws, which are incorporated by reference to our registration statement of which this prospectus forms a part.
General
     Our board of directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations of the respective series of preferred stock, including:
•	the designation and number of shares comprising such series, which may be increased or decreased from time to time by our board of directors;

•	the dividend rate or rates on the shares of such series and the relation which such dividends bear to the dividends payable on any other class or classes or of any other series of capital stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the dates from which dividends shall accumulate;

•	whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

•	the rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, which rights may vary depending on whether such liquidation, dissolution, distribution or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates;

•	whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our capital stock, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

•	the voting powers, full and/or limited, if any, of the shares of such series; and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more matters;

•	whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

•	any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as our board of directors may deem advisable.
     Unless otherwise specifically described in the applicable prospectus supplement for a series of preferred stock, all shares of preferred stock shall be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock shall share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.
     The description of certain provisions of the preferred stock described below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations that relates to a particular series of preferred stock.
Dividend Rights
     Except as may be set forth in an applicable prospectus supplement relating to a series of preferred stock, the holders of preferred stock shall be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the applicable prospectus supplement relating to a particular series of preferred stock. Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on our stock register on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends payable on the preferred stock for any period less than a full dividend period (being the period between such dividend payment dates) will be computed on the basis of the actual number of days elapsed over a 360 day year. For a full dividend period, the amount of dividends payable will be computed on the basis of a 360 day year consisting of twelve 30 day months. Except as may be set forth in the prospectus supplement relating to a series of preferred stock, such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any dividend period, dividends at the rate or rates as described in the applicable prospectus supplement relating to such series of preferred stock shall not have been declared and paid or set apart for payment on all outstanding shares of preferred stock for such dividend period and all preceding dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before any dividends shall be declared or paid or set apart for payment on the common stock by us. After payment in full of all dividend arrearages on the preferred stock, dividends on the common stock may be declared and paid out of funds legally available for that purpose as our board of directors may determine.
Redemption
     The applicable prospectus supplement will describe whether and under what circumstances (i) any shares of preferred stock may be redeemed by us and (ii) the holders of preferred stock may require us to redeem any or all of such shares.
Conversion or Exchange
     The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for shares of any other class or classes, or of any other series of any class, of our capital stock and/or other property or cash, as described in the applicable prospectus supplement.
Voting Rights
     The holders of preferred stock will have such voting rights, if any, as described in the applicable prospectus supplement relating to a series of preferred stock. Unless and except to the extent required by the law or provided by our board of directors, holders of preferred stock shall have no voting power with respect to any matter. In no event shall the preferred stock be entitled to more than one vote per share in respect of each share of stock.
     The holders of the outstanding shares of a series of preferred stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by our certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such series of preferred stock, change from a no par value to a par value series of preferred stock, or alter or change the powers, preferences, or special rights of the shares of such series of preferred stock so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of preferred stock so as to affect them adversely, but shall not so affect the entire series, then only the shares of the series so affected by the amendment shall be considered a separate series for purposes of this paragraph. The number of authorized shares of any such series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our stock entitled to vote irrespective of the previous two sentences, if so provided in our certificate of incorporation, in any amendment thereto which created such series of preferred stock, or in any amendment thereto which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such series of preferred stock. This paragraph is subject to any amendments to Delaware law regarding these matters.
     The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding preferred stock.
Liquidation Rights
     Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the applicable prospectus supplement relating to a series of preferred stock.
Miscellaneous
     The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as described in the applicable prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with this prospectus, will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of ours. When issued, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of this prospectus, but on or before issuance of the related series of preferred stock.
DESCRIPTION OF DEPOSITARY SHARES
     Unless otherwise set forth in the applicable prospectus supplement, the description set forth below of certain provisions of the deposit agreement and of the depositary shares and depositary receipts summarizes the expected material terms of the deposit agreement and of the depositary shares and depositary receipts, and is qualified in its entirety by reference to, the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.
General
     We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select, such bank or trust company is referred to in this prospectus as the “preferred stock depositary.” The prospectus supplement relating to a series of depositary shares will set forth the name and address of the preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.
     A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares of preferred stock) underlying such depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Dividends and Other Distributions
     The preferred stock depositary will distribute all cash dividends or other cash distributions in respect to the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by such holders.
     In the event of a distribution other than in cash in respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by such holders, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.
     The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Conversion and Exchange
     If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to the terms thereof.
Redemption of Depositary Shares
     If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.
     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price upon such redemption. Any funds we deposit with the preferred stock depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.
Voting
     Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in such notice to the record holders of the depositary receipts. Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The preferred stock depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing such preferred stock.
Record Date
     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (ii) the preferred stock depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the preferred stock depositary shall, in each such instance, fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (y) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (z) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.
Amendment and Termination of the Deposit Agreement
     The form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated below under the subheading “Charges of Preferred Stock Depositary”), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding depositary receipts.
     Whenever we so direct, the preferred stock depositary will terminate the deposit agreement by mailing notice of such termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The preferred stock depositary may likewise terminate the deposit agreement if at any time 45 days shall have expired after the preferred stock depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the preferred stock depositary will continue (i) to collect dividends on the preferred stock and any other distributions with respect thereto and (ii) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.
Charges of Preferred Stock Depositary
     We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.
Miscellaneous
     The preferred stock depositary will make available for inspection by holders of depositary receipts at its corporate office and its New York office all reports and communications from us which are delivered to the preferred stock depositary as the holder of preferred stock.

     Neither we nor the preferred stock depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties thereunder without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties thereunder in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.
     The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment; provided, that if a successor preferred stock depositary has not been appointed or accepted such appointment within 45 days after the preferred stock depositary has delivered a notice of election to resign to us, the preferred stock depositary may terminate the deposit agreement.
DESCRIPTION OF WARRANTS
General
     We may issue warrants to purchase debt securities, junior debt securities, preferred stock (or depositary shares representing preferred stock) or common stock, referred to collectively in this prospectus as the “underlying warrant securities,” and such warrants may be issued independently or together with any such underlying warrant securities and may be attached to or separate from such underlying warrant securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the offered warrants hereby. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.
     The applicable prospectus supplement may describe the specific terms of any warrants for which this prospectus is being delivered, including the following (to the extent applicable):
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the issue price or prices of the warrants;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the exercise date and expiration date for such warrants;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant securities;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be traded separately;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PREFERRED SECURITIES
     Pursuant to the terms of the trust agreement for each CNA Capital Trust, the issuer trustee, on behalf of such CNA Capital Trust, will issue the preferred securities and the common securities, referred to collectively in this prospectus as the “trust securities.” The preferred securities of a particular issue will represent preferred beneficial interests in the CNA Capital Trust and the holders thereof will be entitled to a preference over the common securities of such CNA Capital Trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of such CNA Capital Trust, as well as other benefits as described in the corresponding trust agreement. Unless otherwise set forth in the applicable prospectus supplement, the description below summarizes the preferred securities. Because the description below is only a summary, it does not contain the detailed information contained in each trust agreement, including certain of the definitions used in this prospectus or in the Trust Indenture Act of 1939. The form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms apart. Each of the CNA Capital Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.
General
     The preferred securities of a CNA Capital Trust will rank equal with, and payments will be made thereon in proportion with, the common securities of that CNA Capital Trust except as described below under the subheading “Subordination of Common Securities.” Legal title to the corresponding junior debt securities will be held by the property trustee in trust for the benefit of the holders of the related preferred securities and common securities. Each guarantee agreement executed by us for the benefit of the holders of a CNA Capital Trust’s preferred securities will be a guarantee on a subordinated basis with respect to the related preferred securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such preferred securities when the related CNA Capital Trust does not have funds on hand available to make such payments.
     The revenue of a CNA Capital Trust available for distribution to holders of preferred securities will be limited to payments under the corresponding junior debt securities which such CNA Capital Trust purchased with the proceeds from the sale of its common securities and preferred securities. If we fail to make a required payment in respect of such junior debt securities, the applicable CNA Capital Trust will not have sufficient funds to make the related payments, including distributions in respect of its preferred securities.
Distributions
     Distributions on the preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a business day, unless otherwise specified in the applicable prospectus supplement, payment of the distribution payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect to any such delay) except that, if such business day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. Each date on which distributions are payable in accordance with the foregoing is referred to in this prospectus as a “distribution date.” A “business day” shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.
     Each CNA Capital Trust’s preferred securities represent preferred beneficial interests in the applicable CNA Capital Trust, and the distributions on each preferred securities will be payable at a rate specified in the prospectus supplement for such preferred securities. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “distributions” as used herein includes any such additional distributions unless otherwise stated.
     If provided in the applicable prospectus supplement, we have the right under the indenture, pursuant to which we will issue the corresponding junior debt securities, to defer the payment of interest at any time or from time to time on any series of the corresponding junior debt securities for an extension period which will be specified in such prospectus supplement relating to such series, provided that no extension period may extend beyond the stated maturity of the corresponding junior debt securities. Because of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions thereon at the rate per annum described in the prospectus supplement for such preferred securities) by the CNA Capital Trust which issued such preferred securities during any such extension period. During such extension period we may not, and may not permit any of our subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our indebtedness that rank pari passu with or junior in interest to the corresponding junior debt securities or (iii) make any guarantee payments with respect to any guarantee by us of indebtedness of any of our subsidiaries if such guarantee ranks pari passu with or junior in interest to the corresponding junior debt securities (other than (a) dividends or distributions in our common stock, (b) payments under any guarantee and (c) purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees).
     The revenue of each CNA Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior debt securities in which the CNA Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on such corresponding junior debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. We guarantee the payment of distributions (if and to the extent the CNA Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) to the extent set forth below under the heading “Description of Guarantees.”
     Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of such CNA Capital Trust on the relevant record dates, which, as long as the preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.
Redemption or Exchange
Mandatory Redemption.
     Upon the repayment or redemption, in whole or in part, of any corresponding junior debt securities, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem a like amount (as defined below) of the common securities and preferred securities of the CNA Capital Trust, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the aggregate liquidation amount of such common securities and preferred securities plus accumulated but unpaid distributions thereon to the date of redemption and the related amount of the premium, if any, we pay upon the concurrent redemption of such corresponding junior debt securities. If less than all of any series of corresponding junior debt securities are to be repaid or redeemed on a redemption date, then unless there is a junior debt related event of default then continuing, the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. The amount of premium, if any, we pay upon the redemption of all or any part of any series of any corresponding junior debt securities to be repaid or redeemed on a redemption date shall be allocated to the redemption pro rata of the related preferred securities and the common securities unless there is a junior debt related event of default then continuing.
Special Event Redemption or Distribution of Corresponding Junior Debt Securities.
     If a special event in respect of a series of preferred securities and common securities shall occur and be continuing, we have the right to redeem the corresponding junior debt securities in whole (but not in part) and thereby cause a mandatory redemption of such preferred securities and common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of such special event. At any time (so long as it would not be a taxable event to the holders of preferred securities under federal law), we have the right to terminate the related CNA Capital Trust and, after satisfaction of the liabilities of creditors of such CNA Capital Trust as provided by applicable law, cause such corresponding junior debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the CNA Capital Trust. If we do not elect either option described above, the applicable series of preferred securities will remain outstanding and, in the event a tax event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding junior debt securities.
Extension of Maturity of Corresponding Junior Debt Securities.
     If provided in the applicable prospectus supplement, we shall have the right to extend or shorten the maturity of any series of corresponding junior debt securities at the time that we exercise our right to elect to terminate the related CNA Capital Trust and cause such corresponding junior debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the CNA Capital Trust, provided that we can extend the maturity only if certain conditions specified in the applicable prospectus supplement are met at the time such election is made and at the time of such extension.
     “Additional sums” means the additional amounts as may be necessary so that the amount of distributions then due and payable by a CNA Capital Trust on the outstanding preferred securities and common securities of the CNA Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such CNA Capital Trust has become subject as a result of a tax event.
     “Like amount” means (i) with respect to a redemption of any series of common securities or preferred securities, securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior debt securities to be contemporaneously redeemed in accordance with the junior indenture, allocated to the common securities and to the preferred securities based upon the relative liquidation amounts of such classes and the proceeds of which will be used to pay the redemption price of such trust securities, and (ii) with respect to a distribution of corresponding junior debt securities to holders of any series of trust securities in connection with a dissolution or liquidation of the related CNA Capital Trust, corresponding junior debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior debt securities are distributed.
     After the liquidation date fixed for any distribution of corresponding junior debt securities for any series of preferred securities (i) such series of preferred securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company, or “DTC,” or its nominee, if the record holder of any series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior debt securities to be delivered upon such distribution and (iii) any certificates representing such series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior debt securities having a principal amount equal to the liquidation amount of such series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.
     There can be no assurance as to the market prices for the preferred securities or the corresponding junior debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a CNA Capital Trust were to occur. Accordingly, the preferred securities that an investor may purchase, or the corresponding junior debt securities that the investor may receive on dissolution and liquidation of a CNA Capital Trust, may trade at a different price from the purchase price for those preferred securities.
Redemption Procedures
     Preferred Securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related CNA Capital Trust has funds on hand available for the payment of such redemption price.
     If a CNA Capital Trust gives a notice of redemption in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to any preferred securities held by DTC or its nominee, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are not in book-entry form, the property trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest on such redemption price, and such preferred securities will cease to be outstanding. In the event that any date fixed for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the CNA Capital Trust or by CNAF pursuant to the guarantee as described below under the heading “Description of Guarantees,” distributions on such preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the CNA Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
     Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.
     If less than all of the preferred securities and common securities issued by a CNA Capital Trust are to be redeemed on a redemption date, then a like amount of such preferred securities and common securities shall be redeemed. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption, by such method as the property trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum liquidation amount or an integral multiple in excess thereof) of the liquidation amount of preferred securities of a larger denomination. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address.
Subordination of Common Securities
     Payment of distributions on, the redemption price of, and the liquidation distribution (as defined below) applicable to, each CNA Capital Trust’s preferred securities and common securities, as applicable, shall be made proportionately based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date, redemption date or liquidation date a junior debt related event of default shall have occurred and be continuing, no payment of any distribution on, redemption price of, or liquidation distribution applicable to any of the CNA Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the CNA Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price or liquidation distribution the full amount of such payment in respect of all of the CNA Capital Trust’s outstanding preferred securities, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, redemption price of, or liquidation distribution applicable to the CNA Capital Trust’s preferred securities then due and payable.
     In the case of a junior debt related event of default, we, as holder of such CNA Capital Trust’s common securities, will be deemed to have waived any right to act with respect to any such junior debt related event of default under the applicable trust agreement until the effect of all such junior debt related events of default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such events of default under the applicable trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of us as holder of the CNA Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution upon Termination
     Pursuant to each trust agreement, each CNA Capital Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of:
•	certain events relating to our bankruptcy, dissolution or liquidation, with the occurrence of any such event being referred to in this prospectus as a “bankruptcy event;”

•	the distribution of a like amount of the corresponding junior debt securities to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to terminate such CNA Capital Trust (which direction is optional and wholly within our discretion, as depositor) and such distribution would not result in a federal taxable event to holders of the preferred securities, with such distribution being referred to in this prospectus as a “distribution event;”

•	the redemption of all of the CNA Capital Trust’s trust securities following a special event;

•	redemption of all of the CNA Capital Trust’s preferred securities as described above under the subheading “Redemption or Exchange—Mandatory Redemption;” and

•	the entry of an order for the dissolution of the CNA Capital Trust by a court of competent jurisdiction, with the entry of such order being referred to in this prospectus as a “dissolution event.”
     If an early termination occurs from a bankruptcy event, a distribution event or a dissolution event, the CNA Capital Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such CNA Capital Trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior debt securities, unless such distribution is determined by the property trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the CNA Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such CNA Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment, with such amount referred to in this prospectus as the “liquidation distribution.” If such liquidation distribution can be paid only in part because such CNA Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such CNA Capital Trust on its preferred securities shall be paid on a pro rata basis. The holder(s) of such CNA Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if a junior debt related event of default has occurred and is continuing, the preferred securities shall have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as described in the fifth bullet point above, the corresponding junior debt securities may be subject to optional redemption in whole, but not in part.
Events of Default; Notice
     A junior debt related event of default under the junior indenture will constitute an event of default with respect to the preferred securities.
     Within five business days after the occurrence of any junior debt related event of default actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of such CNA Capital Trust’s preferred securities, the administrative trustees and us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.
     If a junior debt related event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities as described above under the subheading “Subordination of Common Securities.”
     Upon certain junior debt related events of default, the holders of preferred securities may have the right to bring a direct action.
Removal of Issuer Trustees
     Unless a junior debt related event of default shall have occurred and be continuing, any issuer trustee may be removed at any time by the holder of the common securities. If a junior debt related event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.
Co-Trustees and Separate Property Trustee
     Unless a trust related event of default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act of 1939 or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case a junior debt related event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.
Merger or Consolidation of Issuer Trustees
     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such corporation shall be otherwise qualified and eligible.
Mergers, Consolidations, Amalgamations or Replacements of the CNA Capital Trusts
     A CNA Capital Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. A CNA Capital Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

•	such successor entity either (a) expressly assumes all of the obligations of such CNA Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to in this prospectus as the “successor securities,” so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior debt securities;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed, if any;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose identical to that of the CNA Capital Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the CNA Capital Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the CNA Capital Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940 and (c) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the CNA Capital Trust, or any successor entity, will continue to be classified as a grantor trust for United States federal income tax purposes; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.
     Notwithstanding the foregoing, a CNA Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the CNA Capital Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.
Voting Rights; Amendment of each Trust Agreement
     Except as provided below and under the subheading “Amendments and Assignment” in the heading “Description of Guarantees” and as otherwise required by law and the applicable trust agreement, the holders of the preferred securities will have no voting rights.
     Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the preferred securities (i) to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which shall not be inconsistent with the other provisions of such trust agreement, or (ii) to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the CNA Capital Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the CNA Capital Trust will not be required to register as an “investment company” under the Investment Company Act of 1940; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of trust securities, and any amendments of such trust agreement shall become effective when notice thereof is given to the holders of trust securities. Each trust agreement may be amended by the issuer trustees and us with (i) the consent of holders representing a majority (based upon liquidation amounts) of the outstanding preferred securities, and (ii) receipt by the issuer trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the CNA Capital Trust’s status as a grantor trust for United States federal income tax purposes or the CNA Capital Trust’s exemption from status as an “investment company” under the Investment Company Act of 1940, provided that without the consent of each holder of trust securities, such trust agreement may not be amended to (i) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, (ii) change any redemption, conversion or exchange provisions of the trust securities, (iii) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date, (iv) change the purpose of the CNA Capital Trust, (v) authorize or issue any beneficial interest in the CNA Capital Trust other than the contemplated trust securities, (vi) change the conditions precedent for us to elect to dissolve the CNA Capital Trust and distribute the corresponding junior debt securities or (vii) affect the limited liability of any holder of preferred securities.
     So long as any corresponding junior debt securities are held by the property trustee, the issuer trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the junior indenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior debt securities, (ii) waive any past default that is waivable under the junior indenture,

(iii) exercise any right to rescind or annul a declaration that the principal of all the junior debt securities shall be due and payable or (iv) consent to any amendment, modification or termination of the junior indenture or such corresponding junior debt securities where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities; provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the related preferred securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the CNA Capital Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.
     Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in each trust agreement.
     No vote or consent of the holders of preferred securities will be required for a CNA Capital Trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.
     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the issuer trustees or any of our affiliates or any issuer trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Global Preferred Securities
     The preferred securities of a series may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement for such series, the depositary will be DTC. Global preferred securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual preferred securities represented thereby, global preferred securities may not be transferred except as a whole by the depositary for such global preferred securities to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor.
     The specific terms of the depositary arrangement with respect to a series of preferred securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.
     Upon the issuance of global preferred securities, and the deposit of such global preferred securities with or on behalf of the depositary, the depositary for such global preferred securities or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in global preferred securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in global preferred securities.
     So long as the depositary for global preferred securities, or its nominee, is the registered owner of such global preferred securities, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred securities for all purposes under the indenture governing such preferred securities. Except as provided below, owners of beneficial interests in global preferred securities will not be entitled to have any of the individual preferred securities of the series represented by such global preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.
     Payments of distributions, redemption price and liquidation distributions in respect of individual preferred securities represented by global preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred securities representing such preferred securities. None of us, the property trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred securities representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depositary for a series of preferred securities or its nominee, upon receipt of any payment of distributions, redemption price and liquidation distributions in respect of a permanent global preferred securities representing any of such preferred securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred securities for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street names.” Such payments will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities of such series in exchange for the global preferred securities representing such series of preferred securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such preferred securities, determine not to have any preferred securities of such series represented by one or more global preferred securities and, in such event, will issue individual preferred securities of such series in exchange for the global preferred securities representing such series of preferred securities. Further, if we so specify with respect to the preferred securities of a series, an owner of a beneficial interest in global preferred securities representing preferred securities of such series may, on terms acceptable to us, the property trustee and the depositary for such global preferred securities, receive individual preferred securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such preferred securities. In any such instance, an owner of a beneficial interest in global preferred securities will be entitled to physical delivery of individual preferred securities of the series represented by such global preferred securities equal in principal amount to such beneficial interest and to have such preferred securities registered in its name.
Payment and Paying Agency
     Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any CNA Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.
Registrar and Transfer Agent
     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.
     Registration of transfers of preferred securities will be effected without charge by or on behalf of each CNA Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The CNA Capital Trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption.
Information concerning the Property Trustee
     The property trustee, other than during the occurrence and continuance of a trust related event of default, undertakes to perform only such duties as are specifically set forth in each trust agreement and, after such junior debt related event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no junior debt related event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under such trust agreement to vote, then the property trustee shall take such action as we direct and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the CNA Capital Trust’s common securities and preferred securities and will have no liability except for its own bad faith, negligence or willful misconduct.
Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the CNA Capital Trusts in such a way that no CNA Capital Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940 or classified as an association taxable as a corporation for United States federal income tax purposes and so that the corresponding junior debt securities will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each CNA Capital Trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.
     Holders of the preferred securities have no preemptive or similar rights.
     No CNA Capital Trust may borrow money or issue debt or mortgage or pledge any of its assets.
DESCRIPTION OF GUARANTEES
     A guarantee will be executed and delivered by us concurrently with the issuance by each CNA Capital Trust of its preferred securities for the benefit of the holders from time to time of such preferred securities. The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act of 1939 and each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee under each guarantee, is referred to in this prospectus as the “guarantee trustee.” The form of the guarantee has been included as an exhibit to the registration statement of which this prospectus forms a part.

     Except as otherwise set forth in the applicable prospectus supplement, the following description summarizes the material terms of the guarantees. This summary is qualified in its entirety by reference to the detailed provisions of the guarantees, including the definitions of certain terms used in the description of the guarantees in this prospectus, and those terms made a part of each of the guarantees by the Trust Indenture Act of 1939. Reference in this summary to preferred securities means that CNA Capital Trust’s preferred securities to which a guarantee relates. The guarantee trustee will hold each guarantee for the benefit of the holders of the related CNA Capital Trust’s preferred securities.
General
     We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the guarantee payments (as defined below) to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that such CNA Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related CNA Capital Trust, will be subject to the guarantee: (i) any accumulated and unpaid distributions required to be paid on such preferred securities, to the extent that such CNA Capital Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any preferred securities called for redemption, to the extent that such CNA Capital Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such CNA Capital Trust (unless the corresponding junior debt securities are distributed to holders of such preferred securities), the lesser of (a) the liquidation distribution and (b) the amount of assets of such CNA Capital Trust remaining available for distribution to holders of preferred securities after satisfaction of liabilities to creditors of such CNA Capital Trust as required by applicable law. All such payments are referred to in this prospectus as the “guarantee payments.” Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the applicable preferred securities or by causing the CNA Capital Trust to pay such amounts to such holders.
     Each guarantee will be an irrevocable guarantee on a subordinated basis of the related CNA Capital Trust’s obligations under the preferred securities, but will apply only to the extent that such related CNA Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection.
     If we do not make required payments on the corresponding junior debt securities held by the CNA Capital Trust, the CNA Capital Trust will not have funds legally available and will not be able to pay the related amounts in respect of the preferred securities. Each guarantee will rank subordinate and junior in right of payment to all of our senior debt. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other of our secured or unsecured debt, whether under the indentures, the junior indenture, any other indenture that we may enter into in the future or otherwise.
     Our obligations described herein and in any accompanying prospectus supplement, through the applicable guarantee, the applicable trust agreement, the junior debt securities, the junior indenture and any supplemental indentures thereto, and the expense agreement, taken together, constitute our full, irrevocable and unconditional guarantee of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the CNA Capital Trust’s obligations under the preferred securities.
Status of the Guarantees
     Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our senior debt.
     Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related preferred securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the CNA Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior debt securities. None of the guarantees places a limitation on the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.
Amendments and Assignment
     Except with respect to any changes which do not materially adversely affect the rights of holders of the preferred securities (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. The manner of obtaining any such approval will be as set forth above under the subheading “Voting Rights; Amendment of each Trust Agreement” of the heading “Description of Preferred Securities.” All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.
Events of Default
     An event of default under each guarantee will occur upon our failure to perform any of our payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such guarantee.
     Any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such guarantee without first instituting a legal proceeding against the CNA Capital Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.
Information concerning the Guarantee Trustee
     The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.
Termination of the Guarantees
     Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the preferred securities, upon full payment of the amounts payable upon liquidation of the related CNA Capital Trust or upon distribution of corresponding junior debt securities to the holders of the related preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid under such preferred securities or such guarantee.
The Expense Agreement
     Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the CNA Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the CNA Capital Trust, other than obligations of the CNA Capital Trust to pay to the holders of any preferred securities or other similar interests in the CNA Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.
RELATIONSHIP AMONG THE PREFERRED SECURITIES,
THE CORRESPONDING JUNIOR DEBT SECURITIES
AND THE GUARANTEES
Full and Unconditional Guarantee
     Payments of distributions and other amounts due on the preferred securities (to the extent the CNA Capital Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth above under the heading “Description of Guarantees.” Taken together, our obligations under each series of junior debt securities, the junior indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the CNA Capital Trust’s obligations under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior debt securities, such CNA Capital Trust will not pay distributions or other amounts due on its preferred securities. The guarantees do not cover any payment when the related CNA Capital Trust does not have sufficient funds therefor. In such event, the remedy of a holder of a series of preferred securities is to institute a legal proceeding directly against us for enforcement of such payment to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt.
Sufficiency of Payments
     As long as payments of interest and other payments are made when due on each series of corresponding junior debt securities, such payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because: (i) the aggregate principal amount of each series of corresponding junior debt securities will be equal to the sum of the aggregate liquidation amount of the related preferred securities and related common securities; (ii) the interest rate and interest and other payment dates on each series of corresponding junior debt securities will match the distribution rate and distribution and other payment dates for the related preferred securities; (iii) we shall pay for all and any costs, expenses and liabilities of such CNA Capital Trust except the CNA Capital Trust’s obligations to holders of its preferred securities under such preferred securities; and (iv) each trust agreement further provides that the CNA Capital Trust will not engage in any activity that is not consistent with the limited purposes of such CNA Capital Trust.
     Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make thereunder to the extent we have theretofore made, or is concurrently on the date of such payment making, a payment under the related guarantee.
Enforcement Rights of Holders of Preferred Securities
     A holder of any related preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related CNA Capital Trust or any other person or entity.
     A default or event of default under any of our senior debt would not constitute a default or event of default. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior debt securities until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior debt securities would constitute a junior debt related event of default and permit direct actions by the holders of preferred securities against us to collect upon the corresponding junior debt securities.
Limited Purpose of CNA Capital Trusts
     Each CNA Capital Trust’s preferred securities evidence a beneficial interest in such CNA Capital Trust, and each CNA Capital Trust exists for the sole purpose of issuing its preferred securities and common securities and investing the proceeds thereof in corresponding junior debt securities. A principal difference between the rights of a holder of preferred securities and a holder of corresponding junior debt securities is that a holder of a corresponding junior debt securities is entitled to receive from us the principal amount of and interest accrued on corresponding junior debt securities held, while a holder of preferred securities is entitled to receive payment of distributions and the redemption price from such CNA Capital Trust (or from us under the applicable guarantee) if and to the extent such CNA Capital Trust has funds available for such payment.
Rights upon Termination
     Upon any voluntary or involuntary termination, winding-up or liquidation of any CNA Capital Trust involving the liquidation of the corresponding junior debt securities, the holders of the related preferred securities will be entitled to receive, out of assets held by such CNA Capital Trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each CNA Capital Trust (other than the CNA Capital Trust’s obligations to the holders of its preferred securities), the positions of a holder of such preferred securities and a holder of such corresponding junior debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.
DESCRIPTION OF PURCHASE CONTRACTS
AND PURCHASE UNITS
     We and/or the CNA Capital Trusts may issue purchase contracts, representing contracts obligating holders to purchase from us and/or the applicable CNA Capital Trust, and we and/or the applicable CNA Capital Trust to sell to the holders, a specified quantity of debt securities, junior debt securities, common stock, preferred stock, depositary shares, warrants or preferred securities at a future date or dates. The price of the securities subject to a purchase contract may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of units, referred to in this prospectus as “purchase units,” consisting of a purchase contract and either (i) debt securities or junior debt securities, (ii) debt obligations of third parties, including U.S. Treasury securities, or (iii) preferred securities of a CNA Capital Trust, securing the holder’s obligations to purchase the applicable securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts, referred to in this prospectus as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
     The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.
PLAN OF DISTRIBUTION
     We may sell any series of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and purchase units and the CNA Capital Trusts may sell the preferred securities being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or a CNA Capital Trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
     Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
     We, along with the CNA Capital Trusts, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the CNA Capital Trusts, as applicable, or borrowed from us or the CNA Capital Trusts, as applicable, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the CNA Capital Trusts, as applicable, in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
     We, along with the CNA Capital Trusts, may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us or one of the CNA Capital Trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with us or one of the CNA Capital Trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.
     We may authorize underwriters, dealers or other persons acting as agents for us or one of the CNA Capital Trusts to solicit offers by certain institutions to purchase securities from us or one of the CNA Capital Trusts, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us or one of the CNA Capital Trusts. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
     In connection with the offering of securities, we or any CNA Capital Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or any CNA Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
     The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.
     We and the CNA Capital Trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
ERISA MATTERS
     Subject to the restrictions described below and unless otherwise provided in the applicable prospectus supplement, the securities described in this prospectus may be held by (i) plans that are subject to the fiduciary responsibility provisions of the Employee Retirement Security Act of 1974, as amended, also referred to as “ERISA,” or the provisions of Section 4975 of the Internal Revenue Code (the “Code”), such plans referred to herein as “Plans,” (ii) plans that are subject to provisions under federal, state or other laws, referred to as “Similar Law,” that are substantially similar to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code, such plans referred to herein as “Similar Law Plans,” and (iii) entities whose underlying assets are considered to include “plan assets” of any such Plans or Similar Law Plans. A fiduciary of any Plan or Similar Law Plan must determine that the purchase and holding of the securities or an interest therein is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Law.
     Under ERISA and Section 4975 of the Code, unless a statutory or administrative exemption is applicable, the purchase and, in certain cases, the holding of securities by a Plan with respect to which (i) we our any of our affiliates or (ii) any underwriter, dealer or agent selling the securities or any of their affiliates is a “party in interest” or “disqualified” person (as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively) could constitute a prohibited transaction. Accordingly, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) it is not, and is not acting on behalf of, any Plan or Similar Law Plan or (ii) its purchase and holding of the securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a violation of any applicable Similar Law.
     The sale of any securities to a Plan or Similar Law Plan is in no respect a representation by us, or by any underwriter, dealer or agent selling the securities, that such an investment meets all of the legal requirements with respect to investments by any particular Plan or Similar Law Plan or that such an investment is appropriate for any particular Plan or Similar Law Plan.
VALIDITY OF SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Jonathan D. Kantor, Esq., our Executive Vice President, General Counsel and Secretary, and for the CNA Capital Trusts by Young Conaway Stargatt & Taylor, LLP, Delaware special counsel to the CNA Capital Trusts.
EXPERTS
     The consolidated financial statements, the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph concerning a change in accounting for the recognition and presentation of other-than-temporary impairments in 2009), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee			*
Fees of rating agencies		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing and engraving expenses		*	*
Miscellaneous		*	*
Total	$	*	*

*	Omitted because the registration fee is being deferred pursuant to Rules 456(b) and 457(r).

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the expenses associated with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement to the prospectus included in this registration statement.

Item 15.	Indemnification of Directors and Officers.
     The following is a summary of the statutory, bylaw and trust agreement provisions under which directors and officers of CNA Financial Corporation (“CNAF”) and the trustees of the CNA Capital Trusts are insured or indemnified against liability in their capacities as such. Each of the registrants was formed in Delaware. The following is only a general summary of certain aspects of Delaware law, CNAF’s by-laws and the trust agreements of the CNA Capital Trusts, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware General Corporation Law (the “DGCL”), Article X of CNAF’s by-laws and the trust agreements of the CNA Capital Trusts.
     Section 145(a) of the DGCL provides in relevant part that “a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.”
     With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor [by reason of the person’s service in one of the capacities specified in the preceding paragraph] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”
     Article X of CNAF’s by-laws contains provisions similar to Section 145 of the DGCL, although providing mandatory indemnification in certain of the circumstances covered by Section 145(a) of the DGCL.
     Such indemnification may apply to claims arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling CNAF pursuant to the foregoing provisions, CNAF has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in that Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by CNAF of expenses incurred or paid by a director, officer or controlling person of CNAF in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, CNAF will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     CNAF maintains directors’ and officers’ liability insurance, subject to appreciable deductibles at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.
     Under each trust agreement, CNAF will agree to indemnify each of the trustees of the CNA Capital Trust or any predecessor trustee for the CNA Capital Trust, and to hold the trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the trust agreements.
Item 16. Exhibits.
     A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.
Item 17. Undertakings.
(1)	Each of the undersigned registrants hereby undertakes:
a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertaking set forth in paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
b.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(2)	Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
a.	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(3)	Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

d.	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(4)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CNAF’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrants, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 13, 2010.

CNA FINANCIAL CORPORATION
By:	/s/ Thomas F. Motamed
Thomas F. Motamed
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas F. Motamed Thomas F. Motamed	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 13, 2010

/s/ D. Craig Mense D. Craig Mense	Executive Vice President and Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	April 13, 2010

/s/ Paul J. Liska Paul J. Liska	Director	April 13, 2010

/s/ Jose O. Montemayor Jose O. Montemayor	Director	April 13, 2010

/s/ Don M. Randel Don M. Randel	Director	April 13, 2010

/s/ Joseph Rosenberg Joseph Rosenberg	Director	April 13, 2010

/s/ Andrew H. Tisch Andrew H. Tisch	Director	April 13, 2010

/s/ James S. Tisch James S. Tisch	Director	April 13, 2010

/s/ Marvin Zonis Marvin Zonis	Director	April 13, 2010

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 13, 2010.

CNA FINANCIAL CAPITAL I By: CNA Financial Corporation, as Depositor
By:	/s/ Jacquelyne M. Belcastro
Jacquelyne M. Belcastro
Senior Vice President and Deputy General Counsel

By:	/s/ Lawrence J. Boysen
Lawrence J. Boysen
Senior Vice President and Corporate Controller

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 13, 2010.

CNA FINANCIAL CAPITAL II By: CNA Financial Corporation, as Depositor
By:	/s/ Jacquelyne M. Belcastro
Jacquelyne M. Belcastro
Senior Vice President and Deputy General Counsel

By:	/s/ Lawrence J. Boysen
Lawrence J. Boysen
Senior Vice President and Corporate Controller

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 13, 2010.

CNA FINANCIAL CAPITAL III By: CNA Financial Corporation, as Depositor
By:	/s/ Jacquelyne M. Belcastro
Jacquelyne M. Belcastro
Senior Vice President and Deputy General Counsel

By:	/s/ Lawrence J. Boysen
Lawrence J. Boysen
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit	Document Description
1.1†	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of CNA Financial Corporation, as amended May 6, 1987 (incorporated by reference as Exhibit 3.1 of CNAF’s Registration Statement on Form S-8 (File No. 333-65493) filed October 9, 1998).

3.2	Certificate of Amendment to Certificate of Incorporation of CNA Financial Corporation, dated May 14, 1998 (incorporated by reference as Exhibit 3.1a of CNAF’s Annual Report on Form 10-K for the year ended December 31, 2006).

3.3	Certificate of Amendment to Certificate of Incorporation of CNA Financial Corporation, dated May 10, 1999 (incorporated by reference as Exhibit 3.1 of CNAF’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.4	By-Laws of CNA Financial Corporation, as amended effective October 24, 2007 (incorporated by reference to Exhibit 3ii.1 of CNAF’s Current Report on Form 8-K filed October 29, 2007).

4.1	Senior Debt Indenture, dated as of March 1, 1991, between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as Trustee (incorporated by reference to Exhibit 4.1 of CNAF’s Current Report on Form 8-K filed December 16, 2004).

4.2	First Supplemental Indenture of the Senior Indenture, dated as of October 15, 1993, between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as Trustee (incorporated by reference to Exhibit 4.2 of CNAF’s Current Report on Form 8-K filed December 16, 2004).

4.3	Second Supplemental Indenture of the Senior Indenture, dated as of December 15, 2004, between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as Trustee (incorporated by reference to Exhibit 4.3 of CNAF’s Current Report on Form 8-K filed December 16, 2004).

4.4	Form of Subordinated Indenture between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as Trustee (incorporated by reference to Exhibit 4.4 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.5	Form of Junior Subordinated Indenture between CNA Financial Corporation and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, as Trustee (incorporated by reference to Exhibit 4.5 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.6	Certificate of Trust of CNA Financial Capital I (incorporated by reference to Exhibit 4(e) of CNAF’s Registration Statement on Form S-3/A (File No. 333-69741) filed April 20, 1999).

4.7	Certificate of Amendment to Certificate of Trust of CNA Financial Capital I (incorporated by reference to Exhibit 4.7 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.8	Certificate of Amendment to Certificate of Trust of CNA Financial Capital I, dated March 18, 2009 (incorporated by reference to Exhibit 4.8 of CNAF’s Registration Statement on Form S-3 (File No. 333-158901) filed on April 30, 2009).

4.9	Amended and Restated Trust Agreement of CNA Financial Capital I, dated as of August 12, 2005, among CNA Financial Corporation, as depositor, The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense and Dennis Hemme, as trustees (incorporated by reference to Exhibit 4.8 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.10	Certificate of Trust of CNA Financial Capital II (incorporated by reference to Exhibit 4(g) of CNAF’s Registration Statement on Form S-3/A (File No. 333-69741) filed April 20, 1999).

4.11	Certificate of Amendment to Certificate of Trust of CNA Financial Capital II (incorporated by reference to Exhibit 4.10 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.12	Certificate of Amendment to Certificate of Trust of CNA Financial Capital II, dated March 18, 2009 (incorporated by reference to Exhibit 4.12 of CNAF’s Registration Statement on Form S-3 (File No. 333-158901) filed on April 30, 2009.

Exhibit	Document Description
4.13	Amended and Restated Trust Agreement of CNA Financial Capital II, dated as of August 12, 2005, among CNA Financial Corporation, as depositor, The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense and Dennis Hemme, as trustees (incorporated by reference to Exhibit 4.11 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.14	Certificate of Trust of CNA Financial Capital III (incorporated by reference to Exhibit 4(i) of CNAF’s Registration Statement on Form S- 3/A (File No. 333-69741) filed April 20, 1999).

4.15	Certificate of Amendment to Certificate of Trust of CNA Financial Capital III (incorporated by reference to Exhibit 4.13 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.16	Certificate of Amendment to Certificate of Trust of CNA Financial Capital III, dated March 18, 2009 (incorporated by reference to Exhibit 4.16 of CNAF’s Registration Statement on Form S-3 (File No. 333-158901) filed on April 30, 2009).

4.17	Amended and Restated Trust Agreement of CNA Financial Capital III, dated as of August 12, 2005, among CNA Financial Corporation, as depositor, The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense and Dennis Hemme, as trustees (incorporated by reference to Exhibit 4.14 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed August 15, 2005).

4.18	Form of Second Amended and Restated Trust Agreement for the CNA Capital Trusts among CNA Financial Corporation, as depositor, The Bank of New York Mellon Trust Company, N.A., BNY Mellon Trust of Delaware and the Administrative Trustees (incorporated by reference to Exhibit 4.18 of Amendment No. 1 to CNAF’s Registration Statement on Form S-3 (File No. 333-158901) filed on March 4, 2010).

4.19	Form of Guarantee Agreement for the CNA Capital Trusts between CNA Financial Corporation and J.P. Morgan Trust Company, National Association (incorporated by reference to Exhibit 4.16 of CNAF’s Registration Statement on Form S-3 (File No. 333-127544) filed on August 15, 2005).

4.20†	Form of Preferred Stock Certificate of Designation.

4.21†	Form of Deposit Agreement, including form of Depositary Shares.

4.22†	Form of Warrant Agreement, including form of Warrant.

4.23†	Form of Purchase Contract Agreement.

5.1*	Opinion of Jonathan D. Kantor, Esq.

5.2*	Opinion of Young Conaway Stargatt & Taylor, LLP as to legality of the Preferred Securities to be issued by the CNA Capital Trusts.

12.1	Statements re Computation of Ratios(incorporated by reference to Exhibit 12.1 of Amendment No. 1 to CNAF’s Registration Statement on Form S-3 (File No. 333-158901) filed on March 4, 2010).

23.1*	Consent of Jonathan D. Kantor, Esq. (included as part of Exhibit 5.1).

23.2*	Consent of Young Conaway Stargatt & Taylor, LLP (included as part of Exhibit 5.2).

23.3*	Consent of Deloitte & Touche LLP.

25.1*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as —Trustee under the Senior Indenture.

25.2*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Subordinated Indenture.

25.3*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Junior Indenture.

25.4*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Trust Agreement for CNA Financial Capital I.

25.5*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Trust Agreement for CNA Financial Capital II.

Exhibit	Document Description
25.6*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Amended and Restated Trust Agreement for CNA Financial Capital III.

25.7*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Guarantee for the benefit of the holders of Preferred Securities of CNA Financial Capital I.

25.8*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Guarantee for the benefit of the holders of Preferred Securities of CNA Financial Capital II.

25.9*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Guarantee for the benefit of the holders of Preferred Securities of CNA Financial Capital III.

†	To the extent applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

*	Filed herewith